Exhibit 10.2

Termination Agreement

THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into effective the 7th day of July, 2013, between VeriTeQ Acquisition Corporation, a Florida corporation (“VAC”), and Scott R. Silverman (the “Executive”).

WHEREAS, VAC and the Executive entered into that certain VeriTeQ Acquisition Corporation Employment and Non-Compete Agreement effective as of January 1, 2012 (the “VeriTeQ/Silverman Employment Agreement”);

WHEREAS, the Executive and VAC have entered into a Share Exchange Agreement dated as of June 24, 2013, with Digital Angel Corporation, a Delaware corporation (“DIGA”), and all of the other shareholders of VAC (the “Share Exchange Agreement”); and

WHEREAS, in connection with the Share Exchange Agreement, the Executive is entering into an Employment Agreement with DIGA (the “DIGA Employment Agreement”), and it is contemplated that the VeriTeQ/Silverman Employment Agreement and all of the parties’ rights and obligations thereunder will be terminated when DIGA and the Executive enter into the DIGA Employment Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises, covenants and agreements set forth in this Agreement, the Share Exchange Agreement and the DIGA Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, VAC and the Executive hereby agree as follows:

1.

The Executive and VAC each hereby agrees that when the DIGA Employment Agreement is signed and becomes effective, the VeriTeQ/Silverman Employment Agreement and all of the rights and obligations of the Executive and VAC thereunder will terminate and be of no force or effect, and that DIGA is a third party beneficiary of this Agreement.

2.

This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles. Each party to the Agreement irrevocably submits to the exclusive jurisdiction of the federal court in Palm Beach County, Florida, for the purposes of any proceeding arising out of this Agreement and waives all rights to trial by jury and agrees that any proceeding shall instead be decided by a judge sitting without a jury.

IN WITNESS WHEREOF, VAC and the Executive have executed and delivered this Agreement on the date first above written.

VeriTeQ Acquisition Corporation

/s/ Allison Tomek	/s/ Scott R. Silverman
Signature	Scott R. Silverman

Allison Tomek
Name Typed or Printed

Its: Secretary Title Typed or Printed